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                                                                    EXHIBIT 3.3



                                     BYLAWS


                                       OF


                         ADVANCED ACCESSORY SYSTEMS, LLC
                            (F/K/A AAS HOLDINGS, LLC)





                      A DELAWARE LIMITED LIABILITY COMPANY














                        Adopted as of September 28, 1995
                                     Amended
                            As of September 30, 1999


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                                TABLE OF CONTENTS
                                -----------------

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ARTICLE I MEETINGS OF MEMBERS.....................................................................................1

   1.1    PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.............................................................1
   1.2    CALL OF MEETINGS........................................................................................1
   1.3    NOTICE OF MEETINGS OF MEMBERS...........................................................................1
   1.4    MANNER OF GIVING NOTICE.................................................................................2
   1.5    ADJOURNED MEETING; NOTICE...............................................................................2
   1.6    QUORUM; VOTING..........................................................................................2
   1.7    WAIVER OF NOTICE BY CONSENT OF ABSENT MEMBERS...........................................................2
   1.8    MEMBER ACTION BY WRITTEN CONSENT WITHOUT A MEETING......................................................3
   1.9    RECORD DATE FOR MEMBER NOTICE, VOTING AND GIVING CONSENTS...............................................3
   1.10   PROXIES.................................................................................................3

ARTICLE II MANAGERS AND MEETINGS OF MANAGERS......................................................................4

   2.1    POWERS..................................................................................................4
   2.2    NUMBER OF MANAGERS......................................................................................4
   2.3    VACANCIES...............................................................................................4
   2.4    PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.............................................................4
   2.5    REGULAR MEETINGS........................................................................................4
   2.6    SPECIAL MEETINGS........................................................................................4
   2.7    QUORUM; CHAIRMAN........................................................................................5
   2.8    WAIVER OF NOTICE........................................................................................5
   2.9    ADJOURNMENT.............................................................................................5
   2.10   ACTION WITHOUT A MEETING................................................................................5
   2.11   DELEGATION OF POWER.....................................................................................6

ARTICLE III OFFICERS..............................................................................................6

   3.1    OFFICERS................................................................................................6
   3.2    ELECTION OF OFFICERS....................................................................................6
   3.3    ADDITIONAL OFFICERS.....................................................................................6
   3.4    REMOVAL AND RESIGNATION OF OFFICERS.....................................................................7
   3.5    VACANCIES IN OFFICES....................................................................................7
   3.6    CHIEF EXECUTIVE OFFICER.................................................................................7
   3.7    PRESIDENT...............................................................................................7
   3.8    SECRETARY...............................................................................................7
   3.9    TREASURER...............................................................................................8

ARTICLE IV MAINTENANCE AND INSPECTION OF RECORDS..................................................................8

   4.1    MEMBER LIST.............................................................................................8
   4.2    BYLAWS..................................................................................................8
   4.3    OTHER RECORDS...........................................................................................8
   4.4    INSPECTION BY MANAGERS..................................................................................9

ARTICLE V GENERAL MATTERS.........................................................................................9

   5.1    CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS................................................................9
   5.2    REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY COMPANY..............................................9
   5.3    SEAL...................................................................................................10

ARTICLE VI AMENDMENTS AND INCORPORATION BY REFERENCE.............................................................10

   6.1    AMENDMENT..............................................................................................10
   6.2    INCORPORATION BY REFERENCE OF BYLAWS INTO OPERATING AGREEMENT..........................................10
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ARTICLE VII INDEMNIFICATION......................................................................................10

   7.1    INDEMNIFICATION OF MANAGERS, OFFICERS, EMPLOYEES AND AGENTS............................................10
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                                     BYLAWS

                                       OF

                         ADVANCED ACCESSORY SYSTEMS, LLC

                                  INTRODUCTION



                  A. Agreement. These Bylaws are subject to the Third Amended and Restated Operating Agreement dated as of September 30, 1999, as the same may from time to time be amended and in effect (the "Operating Agreement"), of Advanced Accessory Systems, LLC (f/k/a AAS Holdings, LLC), a Delaware limited liability company (the "Company"). In the event of any inconsistency between the terms hereof and the terms of the Operating Agreement, the terms of the Operating Agreement shall control.

                  B. Definitions. Capitalized terms used and not defined in these Bylaws have the meanings ascribed to them in the Operating Agreement.

                                   ARTICLE I

                               MEETINGS OF MEMBERS

1.1      PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.

         Meetings of Members shall be held at any place designated by the Board of Managers. In the absence of any such designation, meetings of Members shall be held at the principal place of business of the Company. Any meeting of the Members may be held by conference telephone or similar communication equipment so long as all Members participating in the meeting can hear one another, and all Members participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

1.2      CALL OF MEETINGS.

         Meetings of the Members may be called at any time by the Board of Managers for the purpose of taking action upon any matter requiring the vote or authority of the Members as provided herein or in the Operating Agreement or upon any other matter as to which such vote or authority is deemed by the Board of Managers to be necessary or desirable.

1.3      NOTICE OF MEETINGS OF MEMBERS.

         All notices of meetings of Members shall be sent or otherwise given in accordance with Section 4 of this Article I not less then five nor more than 60 days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted.



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1.4      MANNER OF GIVING NOTICE.

         Notice of any meeting of Members shall be given personally or by telephone to each Member or sent by first class mail, by telegram or telecopy (or similar electronic means) or by a nationally recognized overnight courier, charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice. Notice shall be deemed to have been given at the time when delivered either personally or by telephone, or at the time when deposited in the mail or with a nationally recognized overnight courier, or when sent by telegram or telecopy (or similar electronic means).

1.5      ADJOURNED MEETING; NOTICE.

         Any meeting of Members, whether or not a quorum is present, may be adjourned from time to time by the vote of a Majority in Interest of Class A Members represented at that meeting, either in person or by proxy. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than 30 days from the date set for the original meeting, in which case the Board of Managers shall set a new record date and shall give notice in accordance with the provisions of Sections 3 and 4 of this Article I. At any adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.

1.6      QUORUM; VOTING.

         At any meeting of the Members, a Majority in Interest of Class A Members present, in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of Members holding a higher aggregate Percentage Interest is required by the Operating Agreement or applicable law. Except as otherwise required by the Operating Agreement, these Bylaws or applicable law, all matters shall be determined by a Majority in Interest of the Class A Members. Except as is otherwise required by applicable law, Class A-1 units shall have no right to vote on matters submitted to the Members for their approval.

1.7      WAIVER OF NOTICE BY CONSENT OF ABSENT MEMBERS.

         The transactions of a meeting of Members, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Members. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.


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1.8      MEMBER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

         Any action that may be taken at any meeting of Members may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by a Majority in Interest of Class A Members (or Members holding such higher aggregate Percentage Interest as is required to authorize or take such action under the terms of the Operating Agreement, these Bylaws or applicable law). Any such written consent may be executed and given by telecopy or similar electronic means. Such consents shall be filed with the Secretary of the Company and shall be maintained in the Company's records.

1.9      RECORD DATE FOR MEMBER NOTICE, VOTING AND GIVING CONSENTS.

             (a) For purposes of determining the Members entitled to vote or act at any meeting or adjournment thereof, the Board of Managers may fix in advance a record date which shall not be greater than 60 days nor fewer than five days before the date of any such meeting. If the Board of Managers does not so fix a record date, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

             (b) The record date for determining the Members entitled to give consent to action in writing without a meeting, (a) when no prior action of the Board of Managers has been taken, shall be the day on which the first written consent is given, or (b) when prior action of the Board of Managers has been taken, shall be such date as determined for that purpose by the Board of Managers, which record date shall not precede the date upon which the resolution fixing it is adopted by the Board of Managers and shall not be more than 20 days after the date of such resolution.

             (c) Only Members of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided that no Member who transfers all or part of such Member's Interest after a record date (and no transferee of such Interest) shall have the right to vote or act with respect to the transferred Interest as regards the matter for which the record date was set.

1.10     PROXIES.

         Every Member entitled to vote or act on any matter at a meeting of Members shall have the right to do so either in person or by proxy, provided that an instrument authorizing such a proxy to act is executed by the Member in writing and dated not more than 11 months before the meeting, unless the instrument specifically provides for a longer period. A proxy shall be deemed executed by a Member if the Member's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Member or the Member's attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing that proxy or (ii) written notice of the death or incapacity of the maker of that proxy is received by the


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Company before the vote pursuant to that proxy is counted. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Except to the extent inconsistent with the provisions hereof, the General Corporation Law of the State of Delaware, and judicial construction thereof by the Courts of the State of Delaware, shall be applicable to proxies granted by any Member.

                                   ARTICLE II

                        MANAGERS AND MEETINGS OF MANAGERS

2.1      POWERS.

         The powers of the Managers shall be as provided in the Operating Agreement.

2.2      NUMBER OF MANAGERS.

         The Board of Managers shall consist of up to eleven (11) managers as shall be designated in accordance with the Operating Agreement.

2.3      VACANCIES.

         Vacancies in the authorized number of Managers may be filled as provided in the Operating Agreement.

2.4      PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.

         All meetings of the Board of Managers may be held at any place that has been designated from time to time by resolution of the Board of Managers. In the absence of such a designation, regular meetings shall be held at the principal place of business of the Company. Any meeting, regular or special, may be held by conference telephone or similar communication equipment so long as all Managers participating in the meeting can hear one another, and all Managers participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

2.5      REGULAR MEETINGS.

         Regular meetings of the Board of Managers shall be held at such times and at such places as shall be fixed by unanimous approval of the Managers. Such regular meetings may be held without notice.

2.6      SPECIAL MEETINGS.

         Special meetings of the Board of Managers for any purpose or purposes may be called at any time by CB. Notice of the time and place of a special meeting shall be delivered personally or by telephone to each Manager and sent by first-class mail, by telegram or telecopy (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Manager at that Manager's address as it is shown on the records of the Company. If the

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notice is mailed, it shall be deposited in the United States mail least five calendar days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means) or overnight courier, it shall be given at least 24 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Manager or to a person at the office of the Manager who the person giving the notice has reason to believe will promptly communicate it to the Manager. The notice need not specify the purpose of the meeting.

2.7      QUORUM; CHAIRMAN.

         A majority of the authorized number of Managers shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 9 of this Article II. Every act or decision done or made by the affirmative vote of a majority of the Managers present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Managers, except to the extent that the vote of a higher number of Managers is required by the Operating Agreement, these Bylaws or applicable law. The Board of Managers may from time to time appoint any Manager to serve as Chairman of the Board of Managers, who shall preside at all meetings of the Board of Managers and of the Members. If at the time of any such meeting, there shall not be a Chairman of the Board, then the Board of Managers shall appoint a person to preside at such meeting.

2.8      WAIVER OF NOTICE.

         Notice of any meeting need not be given to any Manager who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Manager who attends the meeting without protesting at or prior to its commencement the lack of notice to that Manager.

2.9      ADJOURNMENT.

         A majority of the Managers present at any meeting, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than 48 hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this Article II.

2.10     ACTION WITHOUT A MEETING.

         Any action to be taken by the Board of Managers at a meeting may be taken without such meeting by the written consent of a majority of the Managers then in office (or such higher number of Managers as is required to authorize or take such action under the terms of the Operating Agreement, these Bylaws or applicable law). Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Board of Managers. If any action is so taken by the

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Board of Managers by the written consent of less than all of the
Managers, prompt notice of the taking of such action shall be furnished to each Manager who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

2.11     DELEGATION OF POWER.

         Any Manager may, by power of attorney, delegate his power to any other Manager or Managers; provided, however, that in no case shall fewer than two Managers personally exercise the powers granted to the Managers, except as otherwise provided by resolution of the Board of Managers. A Manager represented by another Manager pursuant to such power of attorney shall be deemed to be present for purposes of establishing a quorum and satisfying any voting requirements. The Board of Managers may, by resolution, delegate any or all of their powers and duties granted hereunder or under the Operating Agreement to one or more committees of the Board of Managers, each consisting of one or more Managers, or to one or more officers, employees or agents (including, without limitation, Members), and to the extent any such powers or duties are so delegated, action by the delegate or delegates shall be deemed for all purposes to be action by the Board of Managers. All such delegates shall serve at the pleasure of the Board of Managers. To the extent applicable, notice shall be given to, and action may be taken by, any delegate of the Board of Managers as herein provided with respect to notice to, and action by, the Board of Managers.

                                  ARTICLE III

                                    OFFICERS

3.1      OFFICERS.

         The officers of the Company shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Company may also have, at the discretion of the Board of Managers, such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person. Officers may, but need not, be Managers.

3.2      ELECTION OF OFFICERS.

         The officers of the Company shall be chosen by the Board of Managers, and each shall serve at the pleasure of the Board of Managers, subject to the rights, if any, of an officer under any contract of employment.

3.3      ADDITIONAL OFFICERS.

         The Board of Managers may appoint and may empower the Chief Executive Officer or the President to appoint such additional officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Managers (or, to the extent the power to

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prescribe authorities and duties of additional officers is delegated to him or her, the Chief Executive Officer or the President) may from time to time determine.

3.4      REMOVAL AND RESIGNATION OF OFFICERS.

         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, with or without cause, by the Board of Managers at any regular or special meeting of the Board of Managers or by such officer, if any, upon whom such power of removal may be conferred by the Board of Managers. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

3.5      VACANCIES IN OFFICES.

         A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled by the Board of Managers. The Chief Executive Officer or the President may make temporary appointments to a vacant office reporting to the Chief Executive Officer or the President pending action by the Board of Managers.

3.6      CHIEF EXECUTIVE OFFICER.

         The Chief Executive Officer shall, subject to the control of the Board of Managers, share with the President the general supervision, direction and control of the business and the offices of the Company. He or she shall have the general power and duties of management usually vested in the office of Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Mangers, the Operating Agreement or these Bylaws.

3.7      PRESIDENT.

         The President shall, subject to the control of the Board of Managers, share with the Chief Executive Officer the general supervision, direction and control of the business and the officers of the Company. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Managers, the Operating Agreement or these Bylaws.

3.8      SECRETARY.

         The Secretary shall keep or cause to be kept at the principal place of business of the Company or such other place as the Board of Managers may direct a book of minutes of all meetings and actions of the Board of Managers, committees or other delegates of the Board of Managers and the Members. The Secretary shall keep or cause to be kept at the principal place of business of the Company a register or a duplicate register showing the names of all Members and their addresses, the class and percentage interests in the Company held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every

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certificate surrendered for cancellation. The Secretary shall give or cause to be given notice of all meetings of the Members and of the Board of Managers (or committees or other delegates thereof) required to be given by these Bylaws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Board of Managers, the Chief Executive Officer or the President or by these Bylaws.

3.9      TREASURER.

         The Treasurer shall be the chief financial officer of the Company and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company. The books of account shall at all reasonable times be open to inspection by any Manager. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Board of Managers. He or she shall disburse the funds of the Company as may be ordered by the Board of Managers, shall render to the Chief Executive Officer, the President and the Board of Managers, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Company and shall have other powers and perform such other duties as may be prescribed by the Board of Managers, the Chief Executive Officer or the President or these Bylaws.

                                   ARTICLE IV

                      MAINTENANCE AND INSPECTION OF RECORDS

4.1      MEMBER LIST.

         The Company shall maintain at its principal place of business a record of its Members, giving the names and addresses of all Members and the class and percentage interests in the Company held by each Member. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Board of Managers from time to time, each Member has the right to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the Member's interest as a Member of the Company a record of the Company's Members.

4.2      BYLAWS.

         The Company shall keep at its principal place of business the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the Members at all reasonable times during office hours.

4.3      OTHER RECORDS.

         The accounting books and records, minutes of proceedings of the Members and the Board of Managers and any committees or delegates of the Board of Managers and all other information pertaining to the Company that is required to be made available to the Members under the Delaware Act shall be kept at such place or places designated by the Board of Managers or in the


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absence of such designation, at the principal place of business of the Company.
The minutes shall be kept in written form and the accounting books and records and other information shall be kept either in written form or in any other form capable of being converted into written form. The books of account and records of the Company shall be maintained in accordance with generally accepted accounting principles consistently applied during the term of the Company, wherein all transactions, matters and things relating to the business and properties of the Company shall be currently entered. Subject to such reasonable standards (including standards, governing what information and documents are to be furnished and at whose expense) as may be established by the Board of Managers from time to time, minutes, accounting books and records and other information shall be open to inspection upon the written demand of any Member at any reasonable time during usual business hours for purposes reasonably related to the Member's interests as a Member. Any such inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Notwithstanding the foregoing, the Board of Managers shall have the right to keep confidential from Members for such period of time as the Board of Managers deems reasonable any information which the Board of Managers reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Managers in good faith believes is not in the best interests of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

4.4      INSPECTION BY MANAGERS.

         Every Manager shall have the right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Company for a purpose reasonably related to his position as Manager. This inspection by a Manager may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                    ARTICLE V

                                 GENERAL MATTERS

5.1      CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.

         All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable by the Company shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Managers.

5.2      REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY COMPANY.

         The Chief Executive Officer, the President or any other person authorized by the Board of Managers or by any of the foregoing designated officers is authorized to vote or represent on behalf of the Company any and all shares of any corporation, partnership, limited liability company, trusts or other entities, foreign or domestic, standing in the name of the Company. Such authority may be exercised in person or by a proxy duly executed by such designated person.


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5.3      SEAL.

         The Board of Managers may approve and adopt an official seal of the Company, which may be altered by them at any time. Unless otherwise required by the Board of Managers, any seal so adopted shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Company.

                                   ARTICLE VI

                    AMENDMENTS AND INCORPORATION BY REFERENCE

6.1      AMENDMENT.

         These Bylaws may be restated, amended, supplemented or repealed only by the Board of Managers or a Majority in Interest of Class A Members.

6.2      INCORPORATION BY REFERENCE OF BYLAWS INTO OPERATING AGREEMENT.

         These Bylaws and any amendments hereto shall be deemed incorporated by reference in the Operating Agreement.

ARTICLE VII

                                 INDEMNIFICATION

7.1      INDEMNIFICATION OF MANAGERS, OFFICERS, EMPLOYEES AND AGENTS.

                  (a) Each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding") by reason of the fact that he or she is or was a Manager or an officer of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including a service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such a proceeding is alleged action in an official capacity as a Manager, officer, employee or agent or in any other capacity while serving as a Manager, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware Act (including indemnification for negligence or gross negligence but excluding indemnification (i) for acts or omissions involving actual fraud or willful misconduct or (ii) with respect to any transaction from which the indemnitee derived an improper personal benefit), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

                  (b) The right to indemnification conferred in paragraph (a) shall include the right to be paid by the Company the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). The



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


rights to indemnification and to the advancement of expenses conferred in paragraph (a) and this paragraph (b) shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Manager, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                  (c) The rights to indemnification and to the advancement of expenses conferred in this Section 1 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, agreement, vote of the Managers or otherwise.

                  (d) The Company may maintain insurance, at its expense, to protect itself and any Manager, officer, employee or agent of the Company or another limited liability company, consultant, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the Delaware Act.

                  (e) The Company may, to the extent authorized from time to time by the Board of Managers, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 1 with respect to the indemnification and advancement of expenses of Managers and officers of the Company.



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